UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

IndexIQ ETF Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State of incorporation or organization)	(see next page) (IRS Employer Identification No.)

c/o IndexIQ Advisors LLC 800 Westchester Avenue, Suite S710 Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered Shares of beneficial interest, no par value	Each Class is to be so Registered NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-152915

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the funds listed below, each a separate series of IndexIQ ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 34 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 36 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-152915; 811-22227) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission:

Fund Name:	EIN
IQ 50 Percent Hedged FTSE International ETF	47-3906297
IQ 50 Percent Hedged FTSE Europe ETF	47-3929909
IQ 50 Percent Hedged FTSE Japan ETF	47-3956446

Each such Fund’s Internal Revenue Service Employer Identification Number is as listed above.

Item 2. Exhibits.

1. The Trust’s Declaration of Trust is included as Exhibit 23(a) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on February 4, 2009 (“Amendment No. 1”).

2. The Trust’s By-Laws is included as Exhibit 23(b) to Amendment No. 1.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INDEXIQ ETF TRUST

July 21, 2015	/s/ Adam S. Patti

	Name:	Adam S. Patti
	Title:	Chairman, Trustee, President and CEO